Exhibit 99.1

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news release
CONTACTS:

MEDIA:	INVESTORS:	BARINGTON CAPITAL GROUP, L.P.:
Brunswick Group	Adam Zerfass	Jared L. Landaw, Chief Operating Officer
Radina Russell	212-282-5320	212-974-5713
212-333-3810		jlandaw@barington.com

Avon Products, Inc. and Barington Capital Group, L.P. Reach Agreement

NEW YORK, March 28, 2016 -- Avon Products, Inc. (NYSE: AVP) (“Avon” or the “Company”) and an investor group led by Barington Capital Group, L.P., including NuOrion Partners AG and certain other investors that collectively own over 3% of the outstanding shares of the Company (“Barington”), today announced that they have reached an agreement in connection with the Company’s 2016 Annual Meeting of Shareholders (“the Agreement”). Under the terms of the Agreement, Barington has been granted the right to approve the appointment of an independent director to the Avon Board that will be selected jointly by the Company and Cerberus Capital Management, L.P. Also under the terms of the Agreement, Barington has agreed to withdraw its nominations for election to Avon’s Board of Directors at the Company's 2016 Annual Meeting and to vote all of its shares in favor of the nominees proposed by the Avon Board.

Chan W. Galbato, Avon’s non-executive Chairman of the Board, said, “We are pleased to have reached this settlement agreement with Barington, which allows us to avoid a potential proxy contest. We have a process underway to identify the additional independent Board member and we look forward to working with Barington to complete that process. The Avon Board and management team continue to be fully engaged in executing the Company’s transformation plan for the benefit of all shareholders.”

James A. Mitarotonda, Chairman and Chief Executive Officer of Barington, stated, “We are pleased to have reached this agreement with Avon. We have spent time with Avon’s management team and members of the Board discussing our strategic and operational suggestions, and we are confident that Avon is taking the necessary actions to improve the long-term performance of the Company. We are also pleased that the Company is actively strengthening its Board with the recent reconstitution and the addition of Cerberus representatives, and we supported the appointment of Cathy Ross who was announced this morning. We believe these are all positive developments regarding the direction of Avon and look forward to providing whatever assistance we can to help the Company."

Avon will today file the Agreement on Form 8-K.

The 2016 Annual Meeting will be held on May 26, 2016. Further details, including time, location, admission requirements and the business to be conducted will be more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement.

About Avon Products, Inc.
Avon is the Company that for 130 years has proudly stood for beauty, innovation, optimism and, above all, women. Avon products include well-recognized and beloved brands such as ANEW, Avon Color, Avon Care, Skin-So-Soft, and Advance Techniques. Sold through nearly 6 million active independent Avon Sales Representatives, Avon products delight consumers in approximately 70 countries worldwide. Learn more about Avon and its products at www.avoncompany.com.

About Barington Capital Group, L.P.
Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm that was established by James A. Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value as a result of a change in corporate strategy or improvements in operations, capital allocation or corporate governance. Barington’s investment team, advisors and network of industry experts have extensive strategic, operating and boardroom experience that they utilize to assist companies in designing and implementing initiatives to improve long-term shareholder value. Barington has significant experience investing in consumer-focused companies, with prior investments in companies such as Dillard’s, Warnaco, The Jones Group, Pep Boys, Darden Restaurants, Lone Star Steakhouse, Harry Winston, Steven Madden and Nautica.

Forward-Looking Statements
Statements in this release that are not historical facts may be forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by Avon Products, Inc. with the Securities and Exchange Commission, including Forms 8-K, 10-Q, and 10-K. Some forward-looking statements in this release include and concern our transformation plan and business strategies. These forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to improve our financial and operational performance, our ability to achieve the anticipated benefits of our strategic partnership with Cerberus, the impact of a continued decline in our business results, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in our markets, including fluctuations in foreign currency exchange rates. Any forward-looking statements speak only as of the date they are made. The Company does not undertake to update any such forward-looking statements.